Exhibit 99.1

BioLife Solutions Announces Executive Management Changes

BOTHELL, Wash. November 4, 2021 – BioLife Solutions, Inc. (the “Company”) (Nasdaq: BLFS), a leading supplier of class-defining bioproduction tools and services for the cell and gene therapies (“CGT”) and broader biopharma markets, today announced changes to its executive management team, effective immediately.

Troy Wichterman, BioLife’s Vice President of Finance since 2019, has been promoted to Chief Financial Officer. Wichterman joined BioLife in 2015 as a financial analyst and was subsequently promoted to positions of increasing responsibility including oversight of the Company’s financial planning, analysis and SEC reporting. Prior to BioLife, he served in various financial positions at Ventas, Heitman and PricewaterhouseCoopers. He holds a Master of Accountancy degree from the University of Wisconsin – Madison and is a Certified Public Accountant (inactive).

Mike Rice, Chairman and Chief Executive Officer, remarked, “It is my sincere pleasure to promote Troy to the CFO position. Since joining BioLife six years ago, Troy has contributed to our effective financial management and has been instrumental in integrating the financial reporting of our acquired companies. Troy also has managed the growth of our finance and accounting team from three members in 2016 to more than 20 professionals today who support our geographically diverse operations. I’m delighted to be working with Troy and Rod as we continue to execute our growth strategy.”

Roderick de Greef, former Chief Financial Officer, has been named President and Chief Operating Officer, postponing his previously announced retirement until early 2023. Rod has been with BioLife for more than 20 years serving both as a board member and executive leader and we greatly appreciate his decision to delay his retirement and take on this operations leadership role. Rod is a true team player and is extremely qualified to oversee our operations, having previously served as COO. We are fortunate to have him seamlessly step into these new roles where he will focus on the continued integration of our acquisitions, as well as delivering positive customer experiences and driving gross margin expansion.

In accordance with completion of the acquisition and integration of Global Cooling, Inc., Dusty Tenney, former President and Chief Operating Officer, has resigned from the Company. He will serve as a consultant until the end of the year and then assume a role with a private equity firm.

Mike Rice, Chairman and CEO, commented, “We thank Dusty for his contributions and wish him well in his future endeavors.”

About BioLife Solutions

BioLife Solutions is a leading supplier of class-defining cell and gene therapy bioproduction products and services. Our portfolio includes our proprietary CryoStor® freeze media and HypoThermosol® shipping and storage media, ThawSTAR® family of automated, water-free thawing products, evo® cold chain management system, Custom Biogenic Systems® high-capacity cryogenic freezers, Stirling Ultracold ULT freezers, SciSafe biologic materials storage, and Sexton cell processing tools. For more information, please visit www.biolifesolutions.com, www.scisafe.com, www.stirlingultracold.com, www.sextonbio.com and follow BioLife on Twitter.

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Cautions Regarding Forward Looking Statements

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the company's ability to continue to implement its business strategy and anticipated business and operations and execute its growth strategy (including the continued integration of its recent acquisitions), retain our management team and continue to deliver positive customer experience and drive gross margin expansion. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, market adoption of the company's products (including the company's recently acquired products), the ability of the company to continue to implement its business strategy, market volatility, competition, litigation, the impact of the COVID-19 pandemic, and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Contacts:

At the Company Roderick de Greef President & Chief Operating Officer
(425) 686-6002
rdegreef@biolifesolutions.com

Investors

LHA Investor Relations

Jody Cain

(310) 691-7100

jcain@lhai.com

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